Exhibit 10.5

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of February [__], 2021 by and between Enphase Energy, Inc., a Delaware corporation (the “Company”), and the holder party hereto (the “Holder”).

RECITALS

A.            The Holder is the beneficial and record owner of the aggregate principal amounts of 0.25% Convertible Senior Notes due 2025 of the Company (“2025 Notes”) set forth on Schedule A (the “Exchanged Notes”).

B.            Subject to the terms and conditions of this Agreement, the Holder and the Company wish to exchange the Exchanged Notes for cash and/or shares of the common stock of the Company, par value $0.00001 per share (the “Common Stock”). Such exchange of the Exchanged Notes pursuant hereto is referred to as the “Exchange.”

C.            The transactions under this Agreement have been privately and separately negotiated and agreed to between the Holder and the Company, and the agreements set forth herein are not contingent or conditioned upon any other transactions and are subject only to the satisfaction of the express conditions set forth in this Agreement.

D.            The Exchange is being made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.             Exchange. Subject to the terms and conditions set forth in this Agreement, at the Closing the Holder will assign, transfer and deliver to the Company all of its right, title and interest in and to the Exchanged Notes set forth on Schedule A free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), against issuance and delivery, or payment, to such Holder, which shall be in full satisfaction of all obligations of the Company under the Exchanged Notes and which amount excludes any interest payable by the Company to the Holder in respect of the Exchanged Notes, of (i) the number of shares of Common Stock set forth on Schedule A (the “Exchange Shares”) and (ii) the Cash Payment as set forth on Schedule A, (the “Cash Payment”).

2.             Closing and Closing Deliveries; Extinguishment of the Exchanged Notes.

2.1              Closing and Closing Deliverables. The closing of the Exchange (the “Closing”) shall take place at the offices of Arnold & Porter Kaye Scholer LLP, New York, New York, at 10:00 a.m., local time, on March 1, 2021, or such other date as the Holder and the Company may mutually agree. At the Closing:

(a)                the Company shall: (i) deliver to the Holder the number of Exchange Shares set forth opposite the Holder’s name on Schedule A via book-entry delivery in accordance with the instructions received from the Holder; and (ii) pay to the Holder, by wire transfer of immediately available funds to such account or accounts as designated by the Holder, the Cash Payment payable to such Holder set forth opposite the Holder’s name on Schedule A, in accordance with the instructions received from the Holder; and

(b)               the Holder shall effect by book entry, in accordance with the applicable procedures of The Depository Trust Company (“DTC”) and the instructions received from the Company, the delivery to the Company (or its trustee or designee) of all of the Exchanged Notes set forth opposite the Holder’s name on Schedule A attached hereto and all other documents and instruments reasonably requested by the Company to effect the transfer of the Exchanged Notes to the Company and confirm in the Company all right, title and interest in and to the Exchanged Notes free and clear of any Liens.

2.2               Extinguishment of the Exchanged Notes. It is intended that, upon the consummation of the Exchange, the Company will tender the Exchanged Notes to U.S. Bank National Association (the “Trustee”) under the Indenture relating to the 2025 Notes dated as of March 9, 2020, between the Company and the Trustee, for cancellation, and the Exchanged Notes surrendered hereunder shall be cancelled and shall be null and void, and any and all rights arising thereunder shall be extinguished and the Company shall no longer be required to reserve any shares of Common Stock for issuance upon conversion of the Exchanged Notes. The foregoing notwithstanding, the Holder shall be entitled to receive the regular interest payment scheduled to be paid on the Exchanged Notes on March 1, 2021.

3.           Company Representations and Warranties. The Company hereby covenants as follows and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Holder, Barclays Capital Inc. (“Barclays”) and BofA Securities, Inc. (“BofA”), as exchange agents in connection with the transactions contemplated by this Agreement (the “Exchange Agents”), and all such covenants, representations and warranties shall survive the Closing in accordance with Section 5.11.

3.1          Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted in all material respects and to own its material properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to so qualify would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, assets, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated by this Agreement, or the authority or ability of the Company to perform its obligations under this Agreement.

3.2          Authorization; Binding Obligations. The Company has the requisite corporate right, power and authority to enter into this Agreement and to consummate the Exchange in accordance with the terms of this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Exchange have been duly authorized by all necessary corporate action by the Company, and (other than the Transaction Filings and Actions (as defined below)) no further filing, consent or authorization is required by the Company, the Company’s Board of Directors or its stockholders. This Agreement has been (or upon delivery will have been) duly executed and delivered by the Company, and it constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting creditors’ rights and remedies generally.

3.3          No Conflicts. The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Exchange Shares and the consummation by the Company of the Exchange will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) the Company’s Certificate of Incorporation or the Company’s Bylaws, both as amended and in effect on the date hereof (true and complete copies of which have been made available to the Holder through the EDGAR system), (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its respective assets or properties, or (c) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its assets or properties is subject, except, in the case of clause (b) or (c) above, for any such conflict, breach, violation or default that would not reasonably be expected to have a Material Adverse Effect.

3.4              Securities Law Exemption. Assuming the accuracy of the representations and warranties of the Holder contained in this Agreement, the offer and issuance by the Company of the Exchange Shares pursuant to this Agreement are exempt from registration under Section 4(a)(2) of the Securities Act.

3.5              Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement, other than filings that have been made, or will be made, or consents that have been obtained, or will be obtained, pursuant to the rules and regulations of The Nasdaq Stock Market LLC, including a Listing of Additional Shares notification form, applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws (the foregoing, the “Transaction Filings and Actions”), which the Company undertakes to file, obtain or undertake within the applicable time periods.

3.6              Issuance of Exchange Shares; No Legends; Book Entry. The Exchange Shares have been duly authorized by the Company and upon the issuance of the Exchange Shares in accordance with the terms of this Agreement, the Exchange Shares will be validly issued, fully paid and non-assessable and free from all Liens with respect to the issuance thereof and shall not be subject to any preemptive, participation, rights of first refusal and similar rights. At the Closing, the Exchange Shares shall be delivered free of any restrictive legend or other restrictions on resale by such Holder and will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, DTC represented by an unrestricted CUSIP, and the Exchange Shares shall not be issued in violation of any applicable state or federal laws concerning the issuance of the Exchange Shares.

4.            Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Holder hereby makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Company and the Exchange Agents, and all such representations and warranties shall survive the Closing:

4.1              Organization.1 The Holder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted in all material respects and to own its material properties.

1 To be conformed to Holder entity type.

4.2              Authorization; Binding Obligations. The Holder has the requisite corporate right, power and authority to enter into this Agreement and to consummate the transactions in accordance with the terms of this Agreement. The execution and delivery of this Agreement by the Holder and the consummation by the Holder of the Exchange have been duly authorized by all necessary corporate (or similar) action by the Holder, and no further filing, consent or authorization is required by the Holder, its board of directors, board of managers (or similar governing board) or its equity holders. This Agreement has been (or upon delivery will have been) duly executed and delivered by the Holder, and it constitutes the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting creditors’ rights and remedies generally.

4.3              No Conflicts. The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the Exchange will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) the Holder’s Certificate of Incorporation or the Holder’s Bylaws (or other governing documents), all as amended and in effect on the date hereof, (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Holder or any of its respective assets or properties, or (c) any agreement or instrument to which the Holder is a party or by which the Holder is bound or to which any of their respective assets or properties is subject, except, in the case of clause (b) or (c) above, for any such conflict, breach, violation or default that would not reasonably be expected to have a material adverse effect on the authority or the ability of the Holder to perform its obligations under this Agreement.

4.4              Filings, Consents and Approvals. The Holder is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Holder of this Agreement, other than filings that have been made, or will be made, or consents that have been obtained, or will be obtained by the Holder, on or prior to the Closing.

4.5              Beneficial Owner and Title. The Holder is the sole legal and beneficial owner of the Exchanged Notes; the Holder has good and marketable title to the Exchanged Notes, free and clear of any Liens; and at the Closing, the Holder will convey to the Company good and marketable title to the Exchanged Notes surrendered by the Holder in their entirety in connection with the Exchange, fee and clear of any Liens.

4.6              Securities Representations.

(a)               The Holder is not, and has not been for a preceding three months, an Affiliate (as defined in Rule 144 under the Securities Act) of the Company. To its knowledge, the Holder did not acquire any of the Exchanged Notes, directly or indirectly, from an Affiliate of the Company. The Holder does not “control” the Company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)              The Holder is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of the Exchange. The Holder is able to bear the economic risk of an investment in the Exchange Shares and, at the present time, is able to afford a complete loss of its investment. All information contained in the applications, questionnaires, certifications and documents delivered by the Holder pursuant to this Agreement is true and correct in all material respects.

(c)                The Holder is acquiring the Exchange Shares for its own account for investment without a view towards distribution thereof. The Holder has not engaged in any illegal actions in connection with the Exchange, including any violation of securities laws governing confidential information. The Holder agrees not to reoffer or resell the Exchange Shares except pursuant to an exemption from registration under the Act or pursuant to an effective registration statement thereunder.

4.7              Reliance on Exemptions. The Holder understands that the Exchange Shares are being offered in the Exchange in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Exchange Shares.

4.8              Disclosure of Information; Consultation with Counsel and Advisors. The Holder has access to (including through the EDGAR system) and has reviewed the Annual Reports, Quarterly Reports, Current Reports, Proxy Statements and other filings and submissions made by the Company with the Securities and Exchange Commission, including the “Risk Factors” contained therein. The Holder acknowledges and agrees that (a) the Holder has been furnished with all materials it considers relevant to making an investment decision to enter into this Agreement and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission, including, without limitation, all information filed or furnished pursuant to the Exchange Act, (b) the Holder has had a full opportunity to ask questions of and receive answers from the Company or any person or persons acting on behalf of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the transactions contemplated by this Agreement and an investment in the Exchange Shares, (c) the Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the transactions contemplated by this Agreement and to make an informed investment decision with respect to such transactions, (d) none of the Company or its affiliates or representatives is acting as a fiduciary or financial or investment adviser to the Holder, (e) the Holder is not relying upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives, including the Exchange Agents, any of their affiliates or any of their control persons, officers, directors or employees except for (A) the publicly available filings and submissions made by the Company with the SEC under the Exchange Act and (B) the representations and warranties made by the Company in this Agreement and (f) none of the Exchange Agents, any of their affiliates or any of their control persons, officers, directors or employees shall be liable to the Holder in connection with its exchange of the Exchanged Notes. The Holder has been represented by such legal and tax counsel and other counsel and advisors selected by the Holder as the Holder has found necessary to consult concerning this transaction, to review and evaluate the tax, economic and other ramifications of the Exchange, including, without limitation, whether the Exchange will result in any adverse tax consequences to the Holder.

4.9              Proceedings. The Holder knows of no proceedings relating to the Exchanged Notes that are pending or threatened before any court, arbitrator or administrative or governmental body that would adversely affect the completion of the Exchange.

4.10            Tax Consequences. The Holder acknowledges that the Exchange may involve tax consequences to the Holder, and that the contents of this Agreement do not constitute tax advice. The Holder acknowledges that it has not relied on and will not rely upon the Company with respect to any tax consequences related to the Exchange. The Holder assumes full responsibility for all such consequences and for the preparation and filing of any tax returns and elections which may or must be filed in connection with its beneficial ownership of the Exchanged Notes or the Exchange.

4.11            Full Satisfaction of Obligations. The Holder acknowledges that upon the issuance of the Exchange Shares and the payment of the Cash Payment, the obligations of the Company to the Holder under the Exchanged Notes shall have been satisfied in full.

5.            Miscellaneous Provisions.

5.1             Fees and Expenses. Each party hereto shall pay its own costs and expenses in connection with this Agreement and the Exchange, including all fees and expenses of legal counsel, accountants, financial advisors, agents and representatives.

5.2              Entire Agreement. This Agreement, together with its exhibits and schedules, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3              Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.4              Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day (provided that in either case it is followed promptly by a confirming copy of the notice given via another authorized means for that recipient); (c) five (5) days after having been sent to a U.S. address by registered or certified mail, return receipt requested, postage prepaid; (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery to a U.S. address, with written verification of receipt; or (e) three (3) business days after deposit with an internationally recognized expedited delivery services company, freight prepaid for delivery to a non-U.S. address, specifying next available business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Schedule A, as the case may be, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 5.4. If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to Arnold & Porter, 250 West 55th Street, New York, NY 10019, Attention: Michael Penney.

5.5              Amendments and Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6              Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.7              Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.8              Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.9              Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Holder and the Company and their respective successors, permitted assigns and legal representations, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision contained in this Agreement, this Agreement and all conditions and provisions hereof being intended to be and being the sole and exclusive benefit of such persons and for the benefit of no other person. No purchaser of the Exchanged Notes from the Holder shall be deemed a successor because of such purchase. No party to this Agreement may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other party hereto.

5.10            No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, other than with respect to the Exchange Agents regarding Sections 3 and 4.

5.11            Survival. The representations, warranties and covenants of the Company and the Holder contained herein and this Section 5 shall survive the Closing.

5.12            Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the City and County of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

5.13            WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.14             Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.15            No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party hereto.

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IN WITNESS WHEREOF, the Holder and the Company have executed this Exchange Agreement as of the date set forth on the first page of this Exchange Agreement.

COMPANY:

ENPHASE ENERGY, INC.

By:
Name: Eric Branderiz

Title: Chief Financial Officer

Address:	47281 Bayside Parkway Fremont, CA 94538

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the Holder and the Company have executed this Exchange Agreement as of the date set forth on the first page of this Exchange Agreement.

HOLDER:

[__]

By:
Name:

Title:

[Signature Page to Exchange Agreement]

SCHEDULE A

EXCHANGE DETAILS

Name of Beneficial Owner: [__]

Holder Information: [__]

Address and Notice Details: [__]

Aggregate Principal Amounts of Exchanged Notes:

2025 Notes: [__]

Number of Exchange Shares: [__]

Total Cash Payment: [__]

Accounts from Which Exchanged Notes will be Delivered: [__]

DTC Participant: [__]

DTC Participation Number: [__]

WIRE TRANSFER INSTRUCTIONS: [__]